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                                                                    EXHIBIT 15.1

August 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 16, 2002 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and subsidiaries (the "Company') as of and for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-80603 and 333-60190) and Form S-8 (File Nos. 333-76269,
333-21619, 333-55685, 333-33533 and 333-36092).

Very truly yours,

/s/ PricewaterhouseCoopers LLP